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                                                                   EXHIBIT 23.6

Goldman, Sachs & Co. - 85 Broad Street - New York, New York, 10054


Tel. 212-902-1000


PERSONAL AND CONFIDENTIAL


December 20, 2001


Board of Directors
The Mead Corporation
Courthouse Plaza Northeast
10 West 2nd Street
Dayton, OH 45463


Re: Amendment No. 2 to the Registration Statement on Form S-4 of MW Holding
    Corporation (File No. 333-71124)


Ladies and Gentlemen:

Reference is made to our opinion letter dated August 28, 2001 with respect to the fairness from a financial point of view to the holders of the outstanding Common Shares, without par value, of The Mead Corporation (the "Company") of the Merger Consideration (as defined therein) to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of August 28, 2001, by and among MW Holding Corporation, the Company, Westvaco Corporation, Michael Merger Sub Corporation, and William Merger Sub Corporation.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.


In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Opinions of Financial Advisors," "Opinion of Mead's Financial Advisor," and "Background of the Business Combination" and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/S/ GOLDMAN, SACHS & CO.
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(Goldman, Sachs & Co.)